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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EVOLUTION PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EVOLUTION PETROLEUM CORPORATION
2500 CityWest Boulevard, Suite 1300
Houston, Texas 77042

To the Stockholders of Evolution Petroleum Corporation:

        You are cordially invited to attend the Annual Meeting of Stockholders of Evolution Petroleum Corporation. The meeting will be held at the Company's offices at 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042, commencing at 10:00 a.m. Central Time, on Monday, December 5, 2011. If you plan to attend, please notify our Corporate Secretary, Mr. David Joe, at (713) 935-0122.

        The Notice of the Annual Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes three items to be voted on by our stockholders. Note that your broker is no longer able to vote on matters not considered "routine" such as the election of directors and amendments to a stock plan without specific voting instructions from you, as further explained in the Q&A section of the Proxy Statement under "How Can I Vote?".

        At the Meeting, I will also report on the Company's current operations and will be available to respond to questions from stockholders. Recording devices will not be permitted in the meeting.

        Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker), even if you plan to attend the meeting.

        Thank you for your continued interest in Evolution Petroleum Corporation.

Sincerely,
/s/ ROBERT S. HERLIN Robert S. Herlin Chairman, President and Chief Executive Officer

Houston, Texas
October 28, 2011

EVOLUTION PETROLEUM CORPORATION
2500 CityWest Boulevard, Suite 1300
Houston, Texas 77042
(713) 935-0122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 5, 2011

To the Stockholders of Evolution Petroleum Corporation:

        NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the "Annual Meeting") of Evolution Petroleum Corporation, a Nevada corporation (the "Company"), will be held on Monday, December 5, 2011, commencing at 10:00 a.m. Central Time, at the Company's principal executive offices at 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042. The Annual Meeting will be held for the following purposes:

  (1)
  To elect six directors, each to serve until the 2012 Annual Meeting of Stockholders, or until their successor is elected and qualified;

  (2)
  To amend the Company's Amended and Restated 2004 Stock Plan to increase the number of shares available for issuance in the Plan;

  (3)
  To ratify the appointment of Hein & Associates LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2012; and

  (4)
  To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

        Only those stockholders of record at the close of business on October 21, 2011 are entitled to notice of, and to vote at the Annual Meeting or any postponement or adjournment thereof, notwithstanding the transfer of any shares after such date. If you were a stockholder at the close of business on October 21, 2011, you are entitled to vote.

Whether or not you expect to attend the Annual Meeting, we ask that you sign and return the enclosed proxy as promptly as possible to ensure that your shares will be represented. A self-addressed envelope has been enclosed for your convenience. If you attend the meeting you may withdraw any previously given proxy and vote your shares in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2011

The attached proxy statement and proxy card, and our Annual Report on Form 10-K for the year ended June 30, 2011, are also available on the Company's website, www.evolutionpetroleum.com. From the homepage, link through the "Investor Relations" page to the "Proxy Materials" page. Directions to attend the Annual Meeting and vote in person are also available on our website. From the homepage, link to "Contact" where you will find a link to a map to our Houston office.

By Order of the Board of Directors,
/s/ STERLING H. MCDONALD Sterling H. McDonald Vice President, Chief Financial Officer and Treasurer

Houston, Texas
October 28, 2011

EVOLUTION PETROLEUM CORPORATION
2500 CityWest Boulevard, Suite 1300
Houston, Texas 77042
(713) 935-0122

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
December 5, 2011

        This Proxy Statement accompanies the Notice (the "Notice") of the Annual Meeting of Stockholders (the "Annual Meeting") of Evolution Petroleum Corporation, a Nevada corporation (hereinafter, "us", "we", "our" or the "Company"), in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at our Annual Meeting to be held at 10 a.m., Central Time, at our Company's principal executive offices at 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042, on December 5, 2011, and at any postponement or adjournment thereof.

        The Company's Annual Report for the fiscal year ended June 30, 2011 is being mailed to stockholders with the mailing of the Notice of Meeting and Proxy Statement. This Proxy Statement and the accompanying proxy card are first being sent to our stockholders on or about October 28, 2011.

        The solicitation of proxies by the Board of Directors will be conducted primarily by mail. Continental Stock Transfer & Trust Company ("CST"), as part of CST's services as the Company's transfer agent, assists in the solicitation of proxies in connection with the Annual Meeting. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, email, or facsimile communication. These officers, directors and employees will not receive any compensation for these services. The Company will reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company. The costs of solicitation will be borne by the Company.

What is the purpose of the 2011 Annual Meeting?

        At the 2011 Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are:

  (1)
  to elect six directors, each to serve until the 2012 Annual Meeting of Stockholders or until their successor is elected and qualified;

  (2)
  to amend the Company's Amended and Restated 2004 Stock Plan to increase the number of shares available for issuance under the Plan;

  (3)
  to ratify the appointment of Hein & Associates, LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2012; and

  (4)
  to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

        In addition, Company management will report on our performance during the fiscal year ended June 30, 2011, which we refer to as fiscal 2011, and respond to questions from stockholders.

        Although the Board does not anticipate that any other matters will come before the 2011 Annual Meeting, your executed proxy gives the official proxies the right to vote your shares at their discretion on any other matter properly brought before the Annual Meeting.

Who is entitled to vote at the 2011 Annual Meeting?

        Only stockholders of record at the close of business on October 21, 2011 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

How can I Vote?

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record (i.e., your shares are registered directly in your name, as opposed to being held in a stock brokerage account or by a bank or other nominee), you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy; however, if no specification is made the shares represented by proxy will be voted as recommended by our Board of Directors, to the extent permitted by law.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        Due to recent regulatory changes, your broker is no longer able to vote on your behalf for the election of directors or to approve the amendment to the Amended and Restated 2004 Stock Plan without specific voting instructions from you.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in the "street name" of the entity holding your shares.

        As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the 2011 Annual Meeting. However, since you are not the stockholder of record (record holder), you may not vote these shares in person at the 2011 Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares.

        If you hold your shares in street name, you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority.

        There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote your shares unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a "broker non-vote" results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

        Recent changes to regulatory rules eliminated broker discretionary voting with respect to the election of directors. Where a matter is not considered "routine," such as Proposal No. 1 regarding the election of directors and Proposal No. 2 regarding amendment of the Plan, the shares held by the broker will not be voted on those proposals without specific instruction from the beneficial holder of the shares.

How Can I Revoke My Proxy or Change My Vote?

        Even if you have given a proxy or given your broker, bank or other agent voting instructions, you have the power to revoke your proxy or change your voting instructions at any time before the Annual Meeting. Stockholders of record may revoke their proxy prior to its exercise by delivering written notice of revocation to our Corporate Secretary, at 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042, by executing a later-dated proxy, or by attending the Annual Meeting and voting in person. If your shares are held by your broker or bank as a nominee or agent (such as in your brokerage account), you may change your vote by following the instructions provided by your broker or bank. You may also change your vote by voting in person at the Annual Meeting if you have obtained a valid proxy from your broker, bank, or other agent to vote your shares at the Annual Meeting.

What are the voting rights of the holders of our common stock?

        Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. With regard to the election of directors, the six nominees receiving the greatest number of votes cast will be elected provided a quorum is present. On each other matter to be presented, the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote will be necessary to approve the matter.

        Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting.

        Under a new rule recently approved by the SEC, brokers no longer have discretionary voting power with respect to the election of directors. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast.

What constitutes a quorum?

        Our Bylaws provide that the presence, in person or by proxy, of the holders of a majority of outstanding shares of our common stock at our Annual Meeting shall constitute a quorum.

        For the purpose of determining the presence of a quorum, proxies marked "withhold authority" or "abstain" will be counted as present. Shares represented by proxies that include broker non-votes will also be counted as shares present for purposes of establishing a quorum. On the Record Date there were 27,782,718 shares of our common stock (including restricted shares) issued and outstanding and such shares are the only shares entitled to vote at the Annual Meeting.

What are the Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with the description of the Proposals in this Proxy Statement. In summary, the Board unanimously recommends that you vote:

  •
  FOR the election of each of the six (6) directors named in this Proxy Statement, to serve until our annual meeting of shareholders in 2012 and until their successors are elected;

  •
  FOR the amendment to increase the shares available for issuance under the Company's Amended and Restated 2004 Stock Plan; and

  •
  FOR the ratification of the appointment of Hein & Associates, LLP as our independent auditors for the year ending June 30, 2012.

        The proxy holders will vote in their discretion with respect to any other matter that may properly come before the Annual Meeting.

Proxies

        If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the Annual Meeting and at any postponement or adjournment thereof in accordance with the instructions indicated on such proxy. IF NO INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, THE OFFICIAL PROXIES WILL VOTE (1) "FOR" THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND (2) AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE SOLE DISCRETION OF THE PROXY HOLDERS.

        A stockholder who has returned a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to Evolution Petroleum Corporation a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Evolution Petroleum Corporation, 2500 CityWest Boulevard, Suite 1300 Houston, Texas 77042, Attention: Corporate Secretary.

What are the Company's Governance Practices and Policies?

        See the detailed discussion under "Corporate Governance", beginning on page 21.

 PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors

        Our directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The minimum number of directors is established by our Bylaws, and may be increased by the majority vote of the Board of Directors. The current authorized number of directors is six. Assuming the presence of a quorum, a plurality of the votes cast in person or by proxy at the Annual Meeting is required for the election of each director.

Director Nominees

        All six nominees are currently serving as directors of the Company. We have determined there are five "independent" directors serving on our Board as defined in the listing standards of the NYSE Amex. All six of our incumbent directors are standing for re-election.

        As discussed in more detail under the heading "Nominating and Corporate Governance Committee" in this proxy statement, the Board considers qualifications and other factors when evaluating individual directors, as well as the composition of the Board as a whole. As part of this process, the Board and its Nominating and Corporate Governance Committee review the particular experiences, qualifications, attributes or skills of each of the nominees. The biographies of each of the nominees below contain information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable. They also highlight the particular experiences, qualifications, attributes or skills that have caused the Nominating and Corporate Governance Committee and the Board to conclude that such persons should serve as a director of the Company.

Name	Age	Principal Occupation and Directorships
Robert S. Herlin	56	Mr. Herlin, a co-founder of our Company, has been President, Chief Executive Officer and a Director since May 2004. Mr. Herlin was elected Chairman of the Board of Directors in January 2009. Prior to the merger of Natural Gas Systems, Inc. ("Old NGS") into our company, Mr. Herlin served as President, Chief Executive Officer and Director of Old NGS since its inception in September 2003. He is responsible for our operations and strategy. Mr. Herlin has 29 years of experience in engineering, energy transactions, operations and finance with small independents, larger independents and major integrated oil companies. Since 2003 until early 2010, Mr. Herlin has also served as a Partner with Tatum CFO, a financial advisory firm that provides executive officers on a part-time or full-time basis to clients, where he has been assigned as a fulltime executive officer of our company. From 2001 to 2003, Mr. Herlin served as Senior Vice President and Chief Financial Officer of Intercontinental Towers Corporation, an international wireless infrastructure company. Mr. Herlin also served on the Board of Directors of Boots and Coots, Inc., an oil field services company, from 2003 until its sale to Halliburton Company in September 2010. He also serves on the Rice University Centennial Council for Chemical and BioMolecular Engineering. Mr. Herlin graduated with honors from Rice University with B.S. and M.E. degrees in chemical engineering and earned an MBA from Harvard University.

Name	Age	Principal Occupation and Directorships
Laird Q. Cagan	53	Mr. Cagan, a co-founder of the Company, has served as a director on our Board of Directors since May 2004 and as Chairman of the Board from May 2004 to January 2009. Mr. Cagan is a co-founder and Managing Director of Cagan McAfee Capital Partners, LLC ("CMCP"), a merchant bank based in Cupertino, California. From 2004 until 2008, Mr. Cagan was a Managing Director of Chadbourn Securities, Inc. (member FINRA/SIPC). In 2008 Chadbourn was absorbed by Colorado Financial Services Corporation (member FINRA/SIPC) at which time Mr. Cagan became a registered representative and principal of Colorado Financial Services Corporation. He holds his Series 7, 63, and 24 licenses. He also continues to serve as President of Cagan Capital, LLC, a merchant bank he formed in 1990, the operation of which transitioned into CMCP. Mr. Cagan serves on the Boards of Directors of Calpian, Inc., Blue Earth, Inc., Tombstone Exploration Corporation, Global Carbon Group LLC and Career College Holding Company, Inc. Mr. Cagan attended M.I.T. and received his B.S. and M.S. degrees in engineering and his MBA from Stanford University.
Edward J. DiPaolo	58	Mr. DiPaolo has served as a director of our company since May 2004 and serves as the Chairman of our Governance and Nominating Committee. Since 2003, Mr. DiPaolo has served as an Energy Advisor to Growth Capital Partners, L.P., an investment banking company acquired by Duff & Phelps in 2011. From 2002 to the present, Mr. DiPaolo has served as an independent energy producer. From 1976 to 2002, Mr. DiPaolo was with the Halliburton Company, most recently as Group Senior Vice President of Global Business Development, where he was responsible for the management of overall customer relationships with the companies within Halliburton's upstream businesses, including Halliburton Energy Services, Brown and Root Energy Services, and Landmark Graphics and Wellstream. Previously, Mr. DiPaolo was the North American Regional Vice President and Far East Regional Vice President for Halliburton, accountable for the overall operation of Halliburton Energy Services in those regions. Mr. DiPaolo served on the Board of Directors of Boots and Coots, Inc. until its sale to Halliburton Company in September 2010 and Superior Well Services until its sale to Nabors Industries Ltd, also in September 2010. Mr. DiPaolo currently serves on the boards of Willbros Group, Inc and Edgen Murray Corporation, as well as several private company boards. He received his undergraduate degree in agricultural engineering from West Virginia University in 1976 where he currently serves on the Advisory Board of the College of Engineering.

Name	Age	Principal Occupation and Directorships
William E. Dozier	59	Mr. Dozier has served as a director of our company since December 2005 and serves as the Chairman of our Compensation Committee. Since 2005, Mr. Dozier has been an independent oil and gas consultant. From 1992 to 2005, Mr. Dozier served as Senior Vice President of Operations, and most recently as Senior Vice President for Business Development, for Vintage Petroleum, a large publicly traded global independent oil and gas company acquired by Occidental Petroleum. From 1983 to 1992, he worked for Santa Fe Minerals, a privately held oil and gas company where he was Manager of Operations Engineering. Mr. Dozier began his career with Amoco Production Company in 1975, working in all phases of production, reservoir evaluations, drilling and completions in the Mid-Continent and Gulf Coast areas. From May 2009 to July 2011, Mr. Dozier served on the Board of Directors of CAMAC Energy, Inc (formerly Pacific Asia Petroleum, Inc.), and served as Chairman of the Technical Committee. From August 2010 to October 2010, he also served as interim CEO. Mr. Dozier also serves on several private and charitable boards. In 2005, Mr. Dozier formed Extex Consulting, Inc. based in Houston, TX. He is a licensed petroleum engineer with a B.S. in Petroleum Engineering from The University of Texas at Austin.
Kelly W. Loyd	37	Mr. Loyd has served as a director of our company since December 2008. Since 2004, Mr. Loyd has been employed by JVL Advisors, LLC, a private energy investment company that is a major stockholder of our company. From 2001 to 2004, Mr. Loyd was an associate in the energy corporate finance investment banking group at RBC Capital Markets and Howard Frazier Barker Elliot. Previously, Mr. Loyd served as a founder and controller of L.A.B. Sports and Entertainment, a sports/entertainment promotion and production company, a Managing Partner of Tigre Leasing, L.L.P, a commercial real estate company focused on the purchase/sale of resort properties, and as an analyst in Jefferies and Company, Inc.'s energy corporate finance investment banking group. Mr. Loyd received a B.S. in Economics with Finance Applications from Southern Methodist University and earned an MBA from Rice University.
Gene G. Stoever	73	Mr. Stoever has served as a director of our company since May 2004 and serves as the Chairman of our Audit Committee. In 1993, Mr. Stoever retired from KPMG Peat Marwick after 32 years of service, including 24 years as a partner. Since 1994, he has been an independent consultant. From 1999 to 2004, Mr. Stoever served as a trustee of the Sterling Diagnostic Imaging and SDI Liquidating Trust, from 2001 to 2005 he served as a Director of Exopack, LLC and from 2004 to 2009 he served as Director of Propex, Inc. He presently serves as director and Chairman of the Audit Committee for Orion Marine Group, Inc. Mr. Stoever earned his B.B.A. degree in accounting with honors from The University of Texas at Austin and is a Certified Public Accountant in the State of Texas.

        We believe that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

 PROPOSAL II

PROPOSAL TO INCREASE THE SHARES RESERVED
FOR USE UNDER THE 2004 STOCK PLAN

        In August 2004, we adopted our 2004 Stock Plan, which was amended and restated in 2007 (the "Plan"). The purpose of the Plan is to offer all employees, directors, and key consultants of the Company and its subsidiaries, an opportunity to acquire a proprietary interest in our success, and remain in the service of the Company and its Subsidiaries, and to attract new employees, directors and consultants. The Plan provides both for the direct award or sale of shares, for the grant of options to purchase shares, as well as for the grant of Stock Appreciation Rights (SARs). Options granted under the Plan may include non-statutory options as well as incentive stock options intended to qualify under Section 422 of the Internal Revenue Code.

        The Company has a policy of issuing new shares upon the exercise of stock options, awarding significant amounts of stock options or restricted stock grants to new employees and regularly awarding such to employees on an annual basis. Stock options are generally granted at the market price on the date of grant. Stock options and restricted stock grants have generally vested over four years for officers and employees, and one year for directors. Stock options generally can be exercised within seven to ten years.

        The aggregate number of shares of Common Stock which may be issued under the Plan was originally set at 4,000,000 shares, and was amended in 2007 to 5,500,000 shares. In order to continue and to enhance the effectiveness of the Plan, the Board of Directors approved, subject to stockholder approval, an amendment to increase the number of shares of Common Stock available for issuance under the Plan from 5,500,000 to 6,500,000.

        The Board believes the approval of the amendment is necessary in order to make shares available for future awards, in part, due to the following.

  •
  It is anticipated that meeting the objectives and requirements of the Plan will likely utilize all of the shares presently available for awards under the Plan prior to the 2012 Annual Meeting of Stockholders.

  •
  Since the prior share authorization, the Company has used 291,966 Plan shares in lieu of cash bonuses to conserve cash in years prior to fiscal 2011.

  •
  Also since the prior share authorization, the Company has continued to grow and previous, long term equity awards have, in large part, become fully vested. The Company faces increasing competition from industry to retain its talented and experienced staff and add staff as appropriate, and we believe that new equity awards that vest over longer periods are effective for retention and incentive compensation.

        In view of the limited number of shares remaining for grants under the Plan and the continued need to attract and maintain individuals of the highest caliber to positions on the Board, management and employment, the Board of Directors have concluded that the maximum number of shares of Common Stock that may be issued under the Plan should be increased from the current maximum of 5,500,000 to an aggregate of 6,500,000 shares.

        The full text of the proposed amendment to increase the number of shares under the Plan is attached to this proxy statement as Annex A.

  Board Recommendation

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR USE UNDER THE 2004 STOCK PLAN.

  Plan Summary

        The following is a summary of the material provisions of the Plan. In addition, we have included material changes which will be amended. All references to the Plan in this summary will include the proposed amendment, unless the context requires otherwise. The summary is subject to the terms of the Plan and capitalized terms used herein shall have the meanings assigned to them in the Plan, unless the context otherwise requires. The Company will provide, upon request, a copy of the full text of the Plan to each person to whom a copy of this proxy statement is delivered. All written requests should be addressed as follows: Evolution Petroleum Corporation, 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042, Attention: Secretary.

  Administration and Eligibility

        The Plan may be administered by the Board of Directors or by a Committee of the Board. The Compensation Committee presently administers the Plan. Under the Plan, the Committee is required to be composed of two or more "Non-Employee Directors" as defined under Rule 16b-3 promulgated under the Exchange Act.

        Subject to the provisions of the Plan, the Administrator has authority to select the Employees, Consultants and Directors who are to be granted Options, receive direct awards or sales of Shares and SARs. Furthermore, subject to the provisions of the Plan, the Administrator has the authority to determine the number of shares to be subject to Options and to be issued to Purchasers and the other rights to be granted to each Optionee, Purchaser and SAR Recipient, and, with respect to Options, designate such Options as Incentive Stock Options or Non-statutory Stock Options, except that no Incentive Stock Option may be granted to a non-Employee director or Consultant. Subject to the limitations in the Plan, awards may be granted until ten (10) years after the Plan's effective date.

        A Participant who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, or any of its subsidiaries shall not be eligible to receive an Incentive Stock Option unless: (i) the exercise price of the shares subject to such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

        The stock issued to Purchasers or subject to Options granted under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued under the Plan shall not exceed 5,500,000 currently, and 6,500,000 shares under the proposed amendment. The number of shares subject to Options or other rights outstanding at any time shall not exceed the number of shares remaining available for issuance under the Plan. In the event that any outstanding Option or other right for any reason expires or is terminated, the shares allocable to the unexercised portion of such Option or other right may again be made subject to an Option or other right. No eligible person shall be granted Options or other rights during any 12-month period covering more than 500,000 shares. These limitations shall be subject to adjustment upon the occurrence of the following events: (a) stock splits and dividends; (b) merger, sale of assets, liquidation; and (c) changes in control.

  Number of Shares

        Subject to adjustment as provided in the Plan, the proposed amendment would increase the aggregate number of shares of Common Stock from the current maximum of 5,500,000 to an aggregate of 6,500,000 shares. During the twelve month period ended June 30, 2011, the Company issued a total of 35,078 shares of restricted common stock to new employees as long term compensation, subject to vesting requirements per their agreements; direct stock grants in the amount of 106,297 shares to employees for payment of fiscal 2010 short-term bonuses, in lieu of cash payments; 240,478 shares of restricted stock from the Plan to employees as long-term incentives, subject to vesting requirements; 28,047 shares of restricted common stock to our outside directors as part of their board compensation, leaving 46,356 shares of common stock available for issuance under the Plan. The type of awards that the Administrator has authority to grant consists of (1) stock options, (2) stock, and (3) stock appreciation rights.

  Exercise Price and Terms of Stock Options

        Each grant of Options under the Plan to eligible persons will be evidenced by a stock option agreement and will be subject to the terms and provisions of the Plan and such other terms and conditions not inconsistent with the Plan that the Administrator shall, in its discretion, deem appropriate. Each Option will be designated by the Administrator as either an Incentive Stock Option or a Non-statutory Stock Option. The provisions of the various Option Agreements entered into under the Plan need not be identical. Each Option shall state the number of Shares to which it pertains and shall provide for the appropriate adjustment to reflect (i) stock splits and dividends; (ii) merger, sale of assets, liquidations; and (iii) changes in control.

        The Administrator will determine the exercise price per share of common stock covered by an Option. The exercise price per share of an Incentive Stock Option may not be less than the fair market value per share on the date of grant, except that in the case the optionee is a 10% or greater beneficial owner of the common stock of the Company, the exercise price per share may not be less than 110% of the fair market value per share on the date of grant. The exercise price per share of a Non-statutory Stock Option may not be less than the fair market value on the date of grant. The term of each Option may not exceed 10 years.

        Each Option shall state the time or times when all or part thereof becomes vested and exercisable. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted, and in the case of Incentive Stock Options a shorter term may be required. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire. The Administrator may modify an Option, accelerate the vesting requirements, extend or renew any outstanding Options or accept cancellation of any outstanding Options. The Plan provides that no modification, renewal or extension of an Incentive Stock Option that would disqualify it under Sections 422 and 424 of the Code without the consent of the Optionee, and no extension of the term of the Option will be allowed unless (A) the extension does not extend the exercise date later than the latest date upon which the stock right could have expired by its original terms or the 10th anniversary of the original grant date if earlier, or (B) at the time of the extension, the exercise price is greater than the fair market value of the underlying stock.

        Options will not be assignable or transferable, except that an option agreement may allow a Non-statutory Stock Option to be transferable by the optionee by gift to an immediate family member or by gift to an inter vivos or testamentary trust in which members of the optionee's immediate family have a beneficial interest of more than 50% and which provides that such Non-statutory Stock Option is to be transferred to the beneficiaries upon the optionee's death. In the event of the Optionee's death, the Option shall not be transferable other than by will or the laws of descent and distribution.

        No Participant shall have rights as a stockholder with respect to any Shares covered by an Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property), distributions, or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 14 of the Plan.

        If the Company acquires all or substantially all of the outstanding capital stock of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Administrator may substitute Options under the Plan for options of the acquired company, subject to certain limitations.

  Awards or Sales of Stock

        The Administrator may grant awards or sales of stock in amounts and upon the terms and conditions as it may determine are consistent with the provisions of the Plan. Each grant of an award or sale of stock will be pursuant to a written award or subject to a stock purchase agreement. Rights to acquire Shares under the Plan are nontransferable. A right to acquire Shares, other than an Option, will automatically expire if not exercised by the purchaser (the "Purchaser") within 30 days of their grant.

        The Administrator will determine the purchase price per share of stock,. special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions to which each stock award or sale is subject. The Administrator may provide in the stock purchase agreement that any restricted stock award or sale will be subject to accelerated vesting upon the Purchaser's death, disability, retirement or other events.

  Stock Appreciation Rights

        The Administrator may grant SARs under the Plan pursuant to a written agreement between the Company and the SAR recipient. Each SAR will allow the holder to receive payment in an amount equal to the appreciation, if any, in the fair market value of a share of common stock from the date of the grant to the date of its payment. The Company will pay the appreciation amount in cash, in shares of common stock, or partly in shares of common stock and partly in cash, as determined by the Administrator.

        Each SAR shall entitle the holder, upon exercise, to receive from the Corporation an amount equal to the value of the excess of the Fair Market Value on the date of exercise of one Share over its Fair Market Value on the date of grant (or, in the case of a SAR granted in connection with an Option, the excess of the Fair Market Value of one Share over the Exercise Price per share under the Option to which the SAR relates), multiplied by the number of Shares covered by the SAR that is exercised. No SAR shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Corporation upon exercise of a SAR may be made in shares of Common Stock valued at Fair Market Value, in cash, or partly in shares of Common Stock and partly in cash, all as determined by the Administrator.

        A SAR shall be exercisable only at the time or times established by the Administrator. If a SAR is granted in connection with an Option, the following rules shall apply: (1) the SAR shall be exercisable only to the extent and on the same conditions that the related Option could be exercised; (2) upon exercise of the SAR, the Option or portion thereof to which the SAR relates terminates; and (3) upon exercise of the Option, the related SAR or portion thereof terminates.

        The Administrator may withdraw any SAR granted under the Plan at any time and may impose any conditions upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of SAR recipients. Upon the exercise of a SAR for shares of common stock, the number of shares reserved for issuance under the Plan will be reduced by the number of shares issued. Cash payments made upon exercise of SARs will not reduce the number of shares of common stock reserved for issuance under the Plan.

  Payment for Shares

        Generally, the entire purchase price or option purchase price for shares of common stock issued under the Plan must be paid in cash or cash equivalents at the time such shares of common stock are purchased. Where an option agreement so provides, the purchase price may be paid in whole or in part (i) by surrendering, or attesting to the ownership of, shares of common stock that are already owned by the optionee; (ii) if the common stock is publicly traded, by delivery of an irrevocable direction to a securities broker approved by the Company to sell shares of common stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the option purchase price; or (iii) if the common stock is publicly traded, by the delivery of an irrevocable direction to pledge shares of common stock to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the option purchase price. The Administrator may also award shares of common stock under the Plan in consideration of services rendered to the Company or a parent or subsidiary of the Company prior to the award. In addition, to the extent that an option agreement or stock purchase agreement so provides, and to the extent permitted by applicable laws, all or a portion of the option purchase price or stock purchase price may be paid with a full-recourse promissory note upon terms determined by the Administrator, except that the par value of newly issued shares of common stock must be paid in cash or cash equivalents. The shares of common stock being purchased must be pledged as security for payment of the principal and interest on the note. The interest rate may not be less than the minimum rate, if any, required to avoid the imputation of additional interest under the Code.

  Cessation of Employment or Service

        Options and SARs are exercisable while the recipient is an employee, director or consultant of the Company, and generally, except in the case of death, disability or retirement of the Optionee or SAR recipient, will remain exercisable for 90 days after cessation of such service to the Company (or such other period of time as the Administrator determines). If the Administrator determines that an optionee or SAR recipient is terminated for "misconduct" (as defined in the Plan) or "for cause" as defined in a recipient's employment agreement, the Administrator may in its discretion immediately terminate any Option or SAR. Under the Plan, the Board may, upon written resolution, cancel or cause the forfeiture of any unexercised Options or SARs only where the Company or a Subsidiary terminates the services of an Optionee or SAR Recipient on account of the individual's conviction of a felony that has caused material financial harm to the Company or Subsidiary (or if an Optionee or SAR Recipient who is no longer performing services for the Company or Subsidiary is convicted of such a felony). Upon an optionee's or SAR recipient's cessation of employment or service as a Director to the Company due to death the option or SAR will become fully vested. Upon cessation due to death or retirement, the Option or SAR will remain exercisable for the term specified in the option or SAR agreement to the extent vested. An "Own Occupation Disability" is a medically determinable physical or mental impairment that has made an individual incapable of performing each of the material and substantial duties of his or her current position with the Company or Subsidiary, but only (i) if it has lasted (or it can be expected to last) for a continuous period of not less than twelve (12) months, and (ii) the Administrator, based upon medical evidence, has expressly determined that such impairment exists. In the case of an incentive stock option, however, any exercise later than ninety (90) days after such cessation of employment will be deemed to be the exercise of a non-statutory stock option unless such Own Occupation Disability is also a permanent disability.

  Additional Rights in Certain Events

        The number of shares of common stock available for award grants under the Plan will be adjusted proportionately for any increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, such as a stock dividend, stock split or reverse stock split. If the Company merges with another corporation, the Company is the survivor and under the terms of such merger the shares of common stock outstanding immediately prior to the merger remain outstanding and unchanged, the existing Options and SARs shall remain in effect. If the Company sells all or substantially all of its assets or merges (other than a merger of the type described in the immediately preceding sentence) or is consolidated with another corporation, the Board of Directors will undertake to have the successor company assume all outstanding options and SARs (or substitute them with equivalent rights; if the successor company does not agree to assume or substitute the options and SARs), then all outstanding options and SARs will vest and be exercisable prior to the transaction or, in certain circumstances, will be cashed out. At the discretion of the Administrator, an Option or SAR exercised in contemplation of the consummation of the sale of all or substantially all of the assets of the Company, a merger (where the Company is not the surviving corporation), or consolidation of the Company with another corporation, may be conditioned upon the effectiveness of such sale, merger or consolidation. The foregoing provisions are all subject to any required action by the Company's stockholders. Any other dissolution or liquidation shall cause each Option and SAR to terminate.

  Change in Control

        Upon any change in control of the Company, including a pending or threatened takeover bid, tender offer or exchange offer for 20% or more of the outstanding common stock of the Company or any other class of stock or securities of the Company, the Administrator may accelerate the exercise date of any outstanding Option or SAR, or make any Option or SAR fully vested and exercisable, pay cash to any or all of the holders of Options or SARs in exchange for cancellation of their outstanding Options or SARs, or make any other adjustments to the Plan and outstanding Options or SARs and substitute new Options or SARs for outstanding Options or SARs.

  Amendment of the Plan

        The Board may from time to time, with respect to any shares of Common Stock not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that, without the approval of the Company's stockholders, the Board may not amend the Plan to materially increase the benefits to participants under the Plan, increase the number of shares of Common Stock that may be issued under the Plan, change the designation of persons eligible to receive Incentive Stock Options under the Plan or amend the section of the Plan regarding amendments to the Plan to defeat its purpose.

  Federal Income Tax Consequences

        The following is a brief discussion of the Federal income tax consequences of transactions under the Plan. This discussion is not intended to be exhaustive and does not describe state or local tax consequences.

  Incentive Options

        No taxable income is realized by the Optionee upon the grant or exercise of an Incentive Option, except as noted below with respect to the alternative minimum tax. If Common Stock is issued to an Optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such Optionee within two years after the date of grant or within one year after the transfer of such shares to such Optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such Optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Optionee's employer for Federal income tax purposes.

        Except as noted below for corporate "insiders," if the Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of either holding period described above, generally (1) the Optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (2) the Optionee's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer. Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following termination of employment, the exercise of the Option will generally be taxed as the exercise of a Non-qualified Option.

        For purposes of determining whether an Optionee is subject to any alternative minimum tax liability, an Optionee who exercises an Incentive Stock Option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the Optionee had exercised a Non-qualified Option. Each Optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

  Non-Statutory Options

        Except as noted below for corporate "insiders," with respect to Non-qualified Options: (1) no income is realized by the Optionee at the time the Option is granted, (2) generally, at exercise, ordinary income is realized by the Optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

  Restricted Stock

        Under Section 83(a) of the Internal Revenue Code, shares of stock granted to a person in connection with their performance of services to the issuer but subject to a "substantial risk of forfeiture" are not subject to income taxation until the risk of forfeiture lapses. Under the regulations promulgated by the Department of the Treasury under Section 83(a), stock is subject to a "substantial risk of forfeiture" if a recipient's continued rights in the shares are conditioned on the future performance of substantial services to the issuer or the completion of any other condition related to the purpose for the initial grant of shares, and if there is a substantial possibility that the conditions will not be satisfied. Shares subject to a restricted stock award as to which the risk of forfeiture has not lapsed will generally be subject to a "substantial risk of forfeiture."

        Ordinarily, a recipient of restricted stock that is subject to a risk of forfeiture will not pay income tax on the value of the shares until the restrictions on the shares lapse. The recipient will then have a basis in the shares equal to the value of the shares on the day the risk of forfeiture lapses and the shares are taxed. When the recipient subsequently sells the shares, any gain or loss will be treated as a capital gain or loss.

        Any person who receives shares of stock subject to a risk of forfeiture in connection with services performed for the issuer may make an irrevocable election under Section 83(b) of the Internal Revenue Code to be taxed on the value of the shares in the year in which the shares are received rather than when the risk of forfeiture lapses. Awards under the Plan that are issued subject to a risk of forfeiture are intended to qualify for Section 83(b) treatment. A participant under the Plan must make an election to be taxed at the time of the award within 30 days of the date of the award, and will pay ordinary income tax on the value of the shares when they are received. A participant who makes this

"83(b) election" will take a basis in the stock equal to the value of the award shares when they are issued. If the risk of forfeiture with respect to the award shares lapses and the participant sells the shares, any gain or loss on the transaction will be a capital gain or loss. However, if the recipient forfeits the award shares, he or she may not claim a loss, even though he or she paid taxes on the shares when they were received.

        When the value of the award shares is taxed to the recipient, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the recipient recognizes with respect to the award shares. The Company may withhold taxes from the recipient at the time the restricted stock award shares are taxed.

  Stock Appreciation Rights

        Any cash or Common Stock received pursuant to the exercise of a SAR award will be treated as compensation income received by the awardee generally in the year in which the awardee receives such cash or shares of Common Stock. In each case, the amount of compensation income will equal the amount of cash and the fair market value of the Common Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

  Stock Grants

        Any Common Stock received pursuant to an award of shares of stock which contains no restrictions will generally be treated as compensation income received by the awardee in the year in which the awardee receives such shares. In such case, the amount of compensation income will equal the fair market value of the Common Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

  Other Tax Matters

        The exercise of a stock option by an awardee, the lapse of restrictions on restricted stock, or the deemed earnout of performance units following the occurrence an event that causes the acceleration of the vesting of the stock option, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of Common Stock or cash resulting from such exercise or deemed earnout of performance units or, in the case of shares of restricted stock, on all or a portion of the fair market value of the Common Stock on the date the restrictions lapse, and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

  Tax Consequences to the Company

        The grant of an option under the Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan. Any deduction will be subject to the limitations of Section 162(m) of the Code, which provides for certain limitations on the deductibility of non-performance based compensation in excess of $1 million to certain executive officers. The Company will have a withholding obligation with respect to ordinary compensation income recognized by participants.

        Compliance with Deferred Compensation Provisions of American Jobs Creation Act.    The American Jobs Creation Act of 2004 added new Section 409A of the Code. Section 409A imposes penalty taxes and interest charges on employees who receive certain deferred compensation that does not meet the requirements of Section 409A. The Company intends that awards under the Amended and Restated Plan will meet the requirements of Section 409A, but no assurance can be made in this regard.

  Special Rules Applicable to Corporate Insiders

        As a result of the rules under Section 16(b) of the Exchange Act, "insiders" (as defined in the Securities Exchange Act of 1934), depending upon the particular exemption from the provisions of Section 16(b) utilized, may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular option.

  Amended and Restated Plan: New Plan Benefits

        Grants and awards under the Plan which may be made to Company executive officers, directors and other employees are not presently determinable. If the stockholders approve the Plan, such grants and awards will be made at the discretion of the Committee or the Board of Directors in accordance with the compensation policies of the Compensation Committee, which are discussed in the "Executive Compensation and Related Information" below.

 PROPOSAL III

PROPOSAL TO RATIFY THE APPOINTMENT OF HEIN & ASSOCIATES LLP, AS OUR COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2012

        The Audit Committee of our Board of Directors has appointed the firm of Hein & Associates LLP, an independent registered public accounting firm, as our independent auditors to audit our consolidated financial statements for the fiscal year ending June 30, 2012. From June 30, 2004 through June 30, 2011, Hein & Associates LLP served as our independent auditors.

        We are not required to seek stockholder approval for the appointment of our independent auditors; however, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

  Audit Fees

        The aggregate fees billed to us by our independent auditors, Hein & Associates LLP, for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K for fiscal years ending June 30, 2011 and 2010 were as follows:

	2011	2010
Audit Fees	$115,925	$91,650
Audit-Related Fees	$21,000	$2,200
Tax Fees	$—	$—
All Other Fees	$—	$—

        In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees we paid Hein & Associates LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K, including professional services rendered in connection with the audit of internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the review of financial statements included in our Form 10-Q's and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements. "Audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

        All audit and audit related fees were pre-approved by our Audit Committee Chairman.

        The Audit Committee has considered the compatibility of the non-audit services provided by Hein & Associates LLP, to Hein & Associates' continued independence and has concluded that its independence is not compromised. In order to reduce non-audit services performed by our independent registered public accounting firm, we retained Grant Thornton LLP to replace Hein & Associate's tax compliance, tax advice and tax planning services starting in fiscal 2008.

  Pre-Approval of Services by External Auditor

        The Audit Committee has adopted policies and procedures for the pre-approval of the audit and non-audit services performed by the independent auditors in order to ensure that the provision of such services does not impair the auditors' independence. The Audit Committee approves all audit fees and terms for all services provided by the independent auditors and considers whether these services are compatible with the auditors' independence. The Chairman of the Audit Committee may approve additional proposed services that arise between Committee meetings, provided that the decision to approve the service is presented at the next scheduled Committee meeting. All non-audit services provided by the independent auditors must be pre-approved by the Audit Committee Chairman prior to the engagement. The Audit Committee pre-approved all audit and permitted non-audit services, if applicable, by Hein & Associates LLP in fiscal 2011.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITORS
FOR FISCAL YEAR 2012.

        The Company does not anticipate a representative from Hein & Associates LLP to be present at the Annual Meeting. In the event that a representative of Hein and Associates LLP is present at the Annual Meeting, they will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of October 21, 2011 (except as otherwise indicated) by (1) each person who is known by us to beneficially own more than five percent of our common stock (based solely on our review of SEC filings); (2) each of our directors; (3) each of the named executive officers listed in the Summary Compensation Table below under the caption "Executive Compensation"; and (4) all executive officers and directors as a group. Shares of common stock that are subject to outstanding options and warrants that are presently exercisable or exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage ownership of the holder of the options and warrants, but not for any other. The number of shares beneficially owned by a person also includes restricted shares held by such person. Except as otherwise indicated in the footnotes, the owners listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws where applicable, and the address of each beneficial owner listed on the table is c/o Evolution Petroleum Corporation, 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	Percent of class(1)
Robert S. Herlin(2)	3,088,911	10.5%
Sterling H. McDonald(3)	1,258,519	4.4%
Daryl V. Mazzanti(4)	1,130,065	3.9%
Laird Q. Cagan(5)	115,154	*
Edward J. DiPaolo(6)	244,125	*
William E. Dozier(7)	191,125	*
Gene G. Stoever(8)	244,125	*
Kelly W. Loyd(9)	—	*
All executive officers and Directors as a group (eight persons)(2)(3)(4)(5)(6)(7)(8)(9)	6,272,025	19.5%
Peninsula Capital Management, L.P.(10)	2,000,000	7.2%
John Lovoi(11)	4,973,685	17.9%
River Road Asset Management, LLC(12)	2,391,334	8.6%

*
Indicates less than 1% of the outstanding Common Stock.

(1)
Based on 27,782,718 shares outstanding on October 21, 2011.

(2)
Includes (i) 1,177,854 shares directly held by Mr. Herlin; (ii) 150,199 shares of restricted stock directly held by Mr. Herlin; and (iii) 1,760,858 shares which are issuable upon exercise of options and warrants that are presently exercisable or exercisable within 60 days.

(3)
Includes (i) 79,943 shares directly held by Mr. McDonald; (ii) 74,025 shares of restricted stock directly held by Mr. McDonald; and (iii) 1,104,551 shares which are issuable upon exercise of options and warrants that are presently exercisable or exercisable within 60 days.

(4)
Includes (i) 101,489 shares directly held by Mr. Mazzanti, (ii) 74,025 shares of restricted stock directly held by Mr. Mazzanti; and (iii) 954,551 shares which are issuable upon exercise of options and warrants that are presently exercisable or exercisable within 60 days.

(5)
Includes (i) 12,772 shares directly held by Mr. Cagan; (ii) 10,017 shares of restricted stock directly held by Mr. Cagan; and (iii) 92,365 shares that Mr. Cagan currently has the right to acquire pursuant to warrants that are presently exercisable. Mr. Cagan's address is: c/o Cagan McAfee Capital Partners, LLC, 20400 Stevens Creek Boulevard, Suite 700, Cupertino, California 95014.

(6)
Includes (i) 60,115 shares directly held by Mr. DiPaolo; (ii) 6,010 shares of restricted stock directly held by Mr. DiPaolo; and (iii) 178,000 shares which are issuable upon exercise of options that are presently exercisable or exercisable within 60 days.

(7)
Includes (i) 60,115 shares directly held by Mr. Dozier; (ii) 6,010 shares of restricted stock directly held by Mr. Dozier; and (iii) 125,000 shares which are issuable upon exercise of options that are presently exercisable or exercisable within 60 days.

(8)
Includes (i) 60,115 shares directly held by Mr. Stoever; (ii) 6,010 shares of restricted stock directly held by Mr. Stoever; and (iii) 178,000 shares which are issuable upon exercise of options that are presently exercisable or exercisable within 60 days.

(9)
Mr. Loyd is employed by JVL Advisors, LLC, an entity controlled by John Lovoi. Mr. Loyd is not an affiliate of, and does not have beneficial ownership of any shares beneficially owned by JVL Advisors, LLC or John Lovoi. See Note (11) below.

(10)
All information in the table and in this disclosure with respect to Peninsula Capital Management, LP is based on the Schedule 13D/A filed with the SEC by Scott Bedford on September 13, 2011. Mr. Bedford is a co-managing member of Peninsula—JVL Capital Advisors, LLC, which is the general partner of Belridge Energy Advisors, LP ("Belridge"). Belridge owns 1,969,510 shares of Common Stock, as disclosed in note (11) below, none of which are included in Peninsula Capital Management, LP's 2,000,000 shares listed in the table above. Mr. Bedford's address is: Peninsula Capital Management, LP, 1229 Burlingame Ave, Suite 205, Burlingame, California 94010.

(11)
All information in the table and in this disclosure with respect to John Lovoi is based on the Schedule 13D/A filed with the SEC by John Lovoi on July 14, 2009 and the Form 4 filed with the SEC by John Lovoi on September 30, 2011. Includes (i) 3,004,175 shares owned by Luxiver, LP, Navitas Fund LP, JVL Global Energy (QP), LP and Navitas Fund (QP) LP and (ii) 1,969,510 shares owned by Belridge Energy Advisors, LP ("Belridge"). Except with respect to the Belridge shares, all of the aforementioned limited partnerships are managed by JVL Advisors, LLC. Our shares owned by Belridge are managed by Belridge's general partner, Peninsula—JVL Capital Advisors, LLC, whose co-managers are Messrs. Scott Bedford and John Lovoi. Mr. Lovoi, as co-managing member of Peninsula—JVL Capital Advisors, LLC, is deemed to have shared power to vote and shared power to dispose of Belridge's 1,969,510 shares of Common Stock. Mr. Lovoi, as managing member of JVL Advisors, LLC, which is the ultimate controlling entity of each of Navitas Fund LP, JVL Global Energy (QP), LP, and Navitas Fund (QP) LP, and Mr. Lovoi is a managing member of Lobo Baya, LLC, which is the ultimate controlling entity of Luxiver, LP, is deemed to have the shared power to vote and sole power to dispose of the aggregate 3,004,175 shares of Common Stock held by those entities. Mr. Lovoi is therefore deemed to have shared power to vote and shared power to dispose of a total of 4,973,685 shares of Common Stock. Mr. Lovoi's address is: 10000 Memorial Drive, Suite 550, Houston, Texas 77024.

(12)
All information in the table and in this disclosure with respect to River Road Asset Management, LLC is based solely on the Form 13G/A with the SEC by River Road Asset Management, LLC on February 14, 2011. According to the filing, River Road is the beneficial owner of 2,391,334 shares of the common stock of the Company, of which River Road Asset Management, LLC has sole voting power of 1,776,929 of the shares beneficially owned and shared voting power of 614,405 of the shares beneficially owned. River Road Asset Management, LLC's address is:
462 South 4th Street, Suite 1600, Louisville, Kentucky 40202.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent (10%) of the shares of our common stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, except as noted below, based solely on our review of the copies of such reports received or written representations from the Reporting Persons, we believe that, with respect to the fiscal year ended June 30, 2011 all the Reporting Persons complied with all applicable Section 16 filing requirements.

  •
  A late Form 4 was filed for Laird Cagan on August 29, 2011 to report the exercise of an aggregate of 66,943 Common Stock warrants, effective on March 31, 2011.

  •
  A late Form 4 report was filed for Eric McAfee on February 7, 2011 to report sales of an aggregate of 270,000 shares of Common Stock, effective various dates between January 3, 2011 and January 10, 2011.

  •
  A late Form 4 report was filed for Robert Herlin on January 5, 2011 to report the exercise of stock options for 30,000 shares of Common Stock, effective on December 21, 2010.

  •
  A late Form 4 report was filed for Eric McAfee on October 19, 2010 to report sales of an aggregate of 617,000 shares of Common Stock, effective various dates between August 6, 2010 and September 1, 2010.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

        In accordance with SEC rules for smaller reporting companies, the following table sets forth the compensation expense we recorded for services in all capacities to our company for our fiscal year ended June 30, 2011 and 2010 for Robert S. Herlin (Chairman of the Board, President and Chief Executive Officer), Sterling H. McDonald (Vice President, Chief Financial Officer and Treasurer) and Daryl V. Mazzanti (Vice President of Operations) (collectively, the "Named Executives"). We had no other executive officers during these periods.

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
Robert S. Herlin	2011	$286,458	$161,700	$303,188	$18,814	$770,160
Chairman, President and CEO	2010	$275,000	$185,625	$412,500	$18,500	$891,625
Sterling H. McDonald	2011	$211,771	$100,862	$149,426	$26,150	$488,209
Vice President, CFO and Treasurer	2010	$203,300	$102,921	$203,300	$23,334	$532,855
Daryl V. Mazzanti	2011	$211,771	$84,052	$149,426	$27,832	$473,081
Vice President Operations	2010	$203,300	$97,203	$203,300	$24,850	$528,653

(1)
For fiscal year 2010, all executive officers were awarded unrestricted stock bonuses from the Stock Plan, in lieu of cash bonuses at the election of the Company, for all of their short-term incentive plan compensation. For fiscal year 2011, the short-term incentive plan compensation was paid all in cash.

(2)
As prescribed by the SEC in December 2009, amounts presented for awards of stock-based compensation include the entire lump sum grant date fair value of the total award, even though the awards vest ratably over a four year period in the future. For stock awards, the lump sum grant date fair value equals the product of the shares awarded times the award's prior day closing market price, in accordance with ASC Topic 718. Since the named executive's actual income is realized as the stock awards vest over the four year vesting period, the realization of such income may vary significantly from the amounts presented in the table, depending on the share price of the award on the vesting date. Furthermore, unvested stock awards may be forfeited by the named executive in the event of termination of service.

(3)
Includes healthcare subsidy; life, accidental death, dismemberment and short and long-term disability insurance; and 401(k) matching contributions by the Company, all on terms offered to all employees.

Stock Awards

        We believe our success depends on attracting and retaining industry experienced personnel that are aligned with our stockholders' interests. In doing so, our compensation policies are designed to place a significant emphasis on long-term-incentives in the form of restricted stock awards to all of our employees. Generally, we implement this policy by making a larger onetime award upon commencement of employment with us, with additional smaller awards made on an annual basis. All awards are currently made from the Company's 2004 Stock Plan ("the Stock Plan"), typically with four year pro-rata vesting schedules.

        The Summary Compensation Table above describes the long-term stock incentive awards granted to the Named Executive's in fiscal year 2011, vesting 1/16th per quarter from the date of grant.

Bonuses

        As another dimension of our compensation policy, we award annual short-term performance bonuses to all of our employees. For our Named Executives, annual bonuses are discretionarily awarded in accordance with the Named Executive's employment agreement.

        Mr. Herlin received a bonus for fiscal year 2011 of $161,700 pursuant to his Employment Agreement dated April 4, 2005 with the Company. The bonus was paid in cash.

        Mr. McDonald received a bonus for fiscal year 2011 of $100,862 pursuant his Employment Agreement dated April 4, 2005 with the Company. The bonus was paid in cash.

        Mr. Mazzanti received a bonus for fiscal year 2011 of $84,052 pursuant his Employment Agreement dated June 23, 2005 with the Company. The bonus was paid in cash.

Executive Officers of the Company

        Set forth below is information regarding our executive officers including their ages, positions with our company and principal occupations and employers for at least the last five years. For information concerning executive officers' ownership of our common stock, see the table and related information provided under the caption "Security Ownership of Certain Beneficial Owners and Management."

        For information regarding Robert S. Herlin, our Chairman of the Board, President and Chief Executive Officer, see "Proposal I—Election of Directors."

        Sterling H. McDonald (62). Mr. McDonald joined us as our Chief Financial Officer in November 2003 and has also been responsible for our administrative functions. From 1999 to 2003, Mr. McDonald was as an independent consultant and interim Chief Financial Officer to various companies. From 1997 to 1999, he served as Chief Financial Officer for PetroAmerican Services, a subsidiary of an integrated NYSE-traded oil and gas company. Previously, he served as Chief Financial Officer of PetroStar Energy, an exploration and production company, and Treasurer of Reading and Bates Corporation, a

NYSE-traded international offshore drilling services, exploration and production company. Mr. McDonald holds a B.S. in Finance, and an MBA with highest academic achievement, from the University of Tulsa.

        Daryl V. Mazzanti (49). Mr. Mazzanti joined our company as our Vice President of Operations in July 2005, to lead all of our oil and gas operations. From 1985 to 2005, Mr. Mazzanti was employed by Union Pacific Resources (UPR) and Anadarko Petroleum (the successor to UPR), where he managed operational, engineering and geotechnical teams responsible for oil and gas fields in Texas, Oklahoma, Louisiana, the Rockies and offshore Gulf of Mexico. His duties included overseeing up to 1,200 horizontal wells, optimizing artificial lift methods for a 750 well program and supervising multi-rig drilling and service programs. Mr. Mazzanti began his career in 1985 as a Development Engineer with Champlin Oil (the predecessor to UPR), where he was responsible for drilling, completion, workover, recompletion, reservoir analysis and surface facility optimization across Texas and offshore Gulf of Mexico Mr. Mazzanti holds a Bachelor of Science in Petroleum Engineering, with distinction, from the University of Oklahoma at Norman.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding awarded securities for each named executive officer outstanding as of June 30, 2011.

	Option awards(1)					Stock awards
Name	Number of securities underlying unexercised options & warrants (#) exercisable	Number of securities underlying unexercised options & warrants (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option/ warrant exercise price ($)	Option/ warrant expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Robert S. Herlin	220,000	—		$0.001	09/23/2013
	787,500	—		$1.80	04/04/2015
	400,000	—		$1.41	02/15/2016
	234,375	15,625		$2.19	09/07/2017
	87,457	39,753		$4.02	08/19/2015
						112,996	$802,272
Sterling H. McDonald	250,000	—		$0.25	11/11/2013
	350,000	—		$1.80	04/04/2015
	300,000	—		$1.41	02/15/2016
	140,625	9,375		$2.19	09/07/2017
	46,159	20,981		$4.02	08/19/2015
						55,690	$395,399
Daryl V. Mazzanti	550,000	—		$1.61	06/23/2015
	150,000	—		$2.55	05/05/2016
	187,500	12,500		$2.19	09/07/2017
	46,159	20,981		$4.02	08/19/2015
						55,690	$395,399

(1)
The unvested stock options of Mr. Herlin, Mr. McDonald, and Mr. Mazzanti generally vest 1/16th per quarter from the date of grant, with the last option vesting in August 2012.

(2)
The values were calculated based upon the closing price of our common stock on June 30, 2011, which was $7.10 per share. Unvested restricted stock generally vests 1/16th per quarter from date of grant, with the last restricted shares vesting in August 2012.

Employment Contracts, Termination of Employment and Change in Control Arrangements

  Executive Employment Agreement: Robert S. Herlin

        On April 4, 2005, we entered into an Executive Employment Contract (the "New Herlin Employment Contract") with Mr. Herlin. The New Herlin Employment Contract supersedes the Original Herlin Employment Contract. Pursuant to the New Herlin Employment Contract, Mr. Herlin continues to serve as our Chairman of the Board, President and Chief Executive Officer. The New Herlin Employment Contract provided an initial annual salary of $180,000 and, pursuant to a provision that provides for possible additional annual increases at the discretion of the Board of Directors, Mr. Herlin's current base salary is $335,000. The agreement provides Mr. Herlin is entitled to a bonus of up to 100% of his base salary payable in cash or securities. Mr. Herlin is also entitled to a continuation of his base salary, medical and short and long-term disability benefits for one year following termination by the Company if other than for Cause (defined as (i) a material breach by the executive of any agreement with the Company; (ii) conviction of a felony; (iii) material failure of executive to comply with Company policies; (iv) fraud, gross negligence or willful misconduct; and (v) continued failure by executive to perform assigned duties), or Permanent Disability (defined as the inability to perform essential functions of the position for at least 90 consecutive days because of a physical or mental impairment), or if Mr. Herlin is subject to Constructive Termination (defined as (i) any material breach of the Agreement by the Company, including assigning duties inconsistent with the executive's position not cured within 60 days; (ii) relocation of executive's offices in excess of 20 miles; and (iii) substantial reduction of responsibilities, authority or scope of work of executive). In addition, the New Herlin Employment Contract includes a covenant not to compete for one (1) year following termination of the Contract.

        For information on Mr. Herlin's compensation during fiscal year 2011, please see "Executive Compensation and Related Information."

  Executive Employment Agreement: Sterling H. McDonald

        On April 4, 2005, we entered into an Executive Employment Contract (the "New McDonald Employment Contract") with Mr. McDonald. The New McDonald Employment Contract supersedes the Original McDonald Employment Contract with the exception that Mr. McDonald retained the stock options under the terms previously granted. Pursuant to the New McDonald Employment Contract, Mr. McDonald continues to serve as our Chief Financial Officer. The agreement provides for an initial annual salary of $150,000, and, subject to a provision that allows annual increases at the discretion of the Board of Directors. Mr. McDonald's current base salary is $230,000. Mr. McDonald is also eligible to receive an annual discretionary bonus equal to 75% of his annual salary, payable in cash. In addition Mr. McDonald is entitled to a continuation of his base salary, medical and short and long-term disability benefits for six months following termination by the Company if other than for Cause (defined as (i) unauthorized disclosure by executive of confidential information; (ii) a material breach by the executive of any agreement with the Company; (ii) conviction of a felony; (iii) material failure of executive to comply with Company policies; (iv) fraud, gross negligence or willful misconduct; and (v) continued failure by executive to perform assigned duties) or Permanent Disability (defined as the inability to perform essential functions of the position for at least 90 consecutive days because of a physical or mental impairment), or if Mr. McDonald is subject to Constructive Termination (defined as (i) any material breach of the Agreement by the Company, including assigning duties inconsistent with the executive's position not cured within 45 days; (ii) relocation of executive's offices in excess of 20 miles; and (iii) substantial reduction of responsibilities, authority or scope of work of executive), which may be increased to one year under conditions related to a Change of Control (defined as (i) a merger or consolidation if persons who were not controlling stockholders own 50% or more of the voting power immediately after the merger or consolidation of each (a) the surviving entity and (b) any direct or indirect parent of the surviving entity; or (ii) the sale, transfer or disposition of all of the Company's assets).

        For information on Mr. McDonald's compensation in fiscal year 2011, see "Executive Compensation and Related Information."

  Executive Employment Agreement: Daryl V. Mazzanti

        On June 23, 2005, we entered into an Executive Employment Contract with Mr. Daryl V. Mazzanti for Mr. Mazzanti to serve as Vice President of Operations of our company (the "Employment Contract"). Under the Employment Contract, Mr. Mazzanti received an initial annual salary of $155,000, and, pursuant to a provision that allows annual increases at the discretion of the Board of Directors. Mr. Mazzanti's current base salary is $230,000. The agreement also provides for a discretionary bonus of up to 75% of his annual salary, payable in cash, and a six month severance package. If the Company terminates Mr. Mazzanti for any reason other than for Cause (defined in the same manner as in Mr. McDonald's Employment Contract) or Permanent Disability (defined in the same manner as in Mr. McDonald's Employment Contract), or Mr. Mazzanti is subject to a Constructive Termination (defined in the same manner as in Mr. McDonald's Employment Contract), then the Company agrees to continue Mr. Mazzanti's salary and benefit coverage for six months following his termination. In addition, Mr. Mazzanti will receive six months' severance if, for a period of one year following a Change of Control (defined in the same manner as in Mr. McDonald's Employment Contract), Mr. Mazzanti is terminated or is subjected to a Constructive Termination.

        For information on Mr. Mazzanti's compensation in fiscal year 2011, see "Executive Compensation and Related Information."

  Change in Control Policy

        In August 2010, the Board of Directors approved an employee severance policy for a change in control event. A "change in control" event is generally defined to include a tender offer, takeover bid, exchange offer or acquisition for forty percent (40%) or more of the Company's outstanding common stock. The new policy applies to all employees including Messrs. Herlin, McDonald and Mazzanti and provides that in the event of a change in control, employees terminated within one year of the event shall receive severance pay in the amount of one year of base pay and targeted annual discretionary bonus, plus one year continuation of the company's subsidy of health, disability and life insurance benefits. Pursuant to the Company's Plan, the Administrator under the Plan has provided that in the event of a "change in control," half of all unvested options and stock awards would vest on the date of such "change in control" and the remainder of unvested options and stock awards would vest upon the employee's termination within a year of the "change in control."

  Compensation of Directors

        Except as noted, our directors receive compensation for serving on the board and for serving as committee members. Robert S. Herlin, who serves as the Chairman of the Board, President and Chief Executive Officer, receives no additional compensation for serving as a director or committee member. Mr. Loyd will receive compensation as an outside director and for any committee assignment beginning in December 2011 assuming his election by stockholders at the Meeting.

        The compensation plan for our outside directors (other than for Mr. Loyd prior to December 2011) constitutes a cash retainer of $24,000 per year, or the equivalent cash value issued in common stock at the election of each director, plus meeting fees of $1,000 per day for board and committee meetings attended in person and $500 per day for those meetings attended telephonically, with a maximum of one fee paid per day in total. The Chair of the Audit Committee is paid an additional retainer of $12,000 per annum, the Chair of the Compensation Committee is paid an additional retainer of $7,500 per annum, and the Chair of the Nominating Committee is paid an additional $3,750 per annum. In addition to the cash retainers and fees, the outside directors receive a payment of restricted stock with a fair market value of $36,000 per annum awarded as of the date of each annual stockholders meeting. These shares of restricted stock vest over one year from the date of grant. We also reimburse our non-employee directors for any direct expenses they incur in their capacity as directors, generally limited to travel costs related to board or committee meetings.

        The following table sets forth a summary of the compensation the Company paid to its directors in fiscal 2011:

Name	Fees earned or paid in cash ($)	Stock awards(1) ($)	Option awards ($)	Non-equity incentive plan comp. ($)	Changes in pension value and nonqualified comp. earnings ($)	Total ($)
William E. Dozier(2)	$40,000	$36,000	—	—	—	$76,000
Gene G. Stoever(2)	$42,500	$36,000	—	—	—	$78,500
Edward J. DiPaolo(2)	$36,750	$36,000	—	—	—	$72,750
Laird Q. Cagan	$5,500	$60,000	—	—	—	$65,500
Robert S. Herlin(3)	—	—	—	—	—	—
Kelly W. Loyd(4)	—	—	—	—	—	—

(1)
Equivalent to 6,010 shares of restricted common stock based on the closing stock price on the issuance date, subject to cliff vesting over one year. These shares remain unvested until December 2011. In addition, Mr. Cagan received an additional 4,007 shares of restricted stock in lieu of cash paid for the annual retainer fees for board compensation.

(2)
Includes annual retainer fees and meeting fees earned for the following, respectively: five meetings of the Board of Directors, four meetings of the audit committee and one meeting of the compensation committee, but limited to one meeting fee per calendar day.

(3)
Please see table for Officers' compensation for Mr. Herlin, who does not receive any additional compensation for his services as Chairman of the Board of Directors.

(4)
Mr. Loyd did not receive any compensation for his services as a member of the Board of Directors, but will receive compensation beginning in December 2011 assuming his election at the Meeting.

 CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committees

  Board of Directors

        The property, affairs and business of our company are under the general management of our Board of Directors as provided by the laws of the State of Nevada and our Bylaws. We have separately designated standing Audit, Compensation and Nominating Committees of the Board of Directors. The Audit Committee was established in accordance with section 3(a)(58)(A) of The Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors held five meetings during fiscal 2011. Each director attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings held by all committees of the Board on which such director served during fiscal 2011. The Company currently has no formal policy with respect to the attendance of members of the Board of Directors at annual meetings. Four Directors, Messrs. Robert Herlin, Laird Cagan, Edward DiPaolo and William Dozier attended our 2010 Annual Meeting of Stockholders.

  Director Independence

        The Board of Directors affirmatively determines the independence of each director in accordance with the NYSE Amex rules and listing standards. The Board has determined that Messrs. Laird Q. Cagan, William E. Dozier, Edward J. DiPaolo, Gene G. Stoever and Kelly W. Loyd each qualify as independent non-employee directors with no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Herlin is not independent since he is a Named Executive Officer of the Company.

  Audit Committee

        The Board of Directors has instructed the Audit Committee to meet periodically with our management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss our financial statements, recommend to our board the independent auditors to be retained, and receive and consider the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee's functions are further described under the heading "Audit Committee Report". A copy of the written charter adopted by the Board of Directors for the Audit Committee and as currently in effect is included on our website, http://www.evolutionpetroleum.com/company_governance.html.

        The Audit Committee is composed of Mr. Gene G. Stoever, Chairman, and Messrs. Edward J. DiPaolo and William E. Dozier. Each member of the Audit Committee is "independent," as such term is defined in the listing standards for companies listed on the NYSE Amex. Each member of the Audit Committee also satisfies the Securities and Exchange Commission's additional independence requirements for members of audit committees. The Board has determined that Mr. Stoever qualifies as a "financial expert" as defined under Item 401(e)(2) of Regulation S-K of the Securities Act of 1933. The Audit Committee met four times during fiscal year 2011.

Audit Committee Report

        The management of Evolution Petroleum Corporation has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls and procedures. The Company's independent registered public accounting firm (herein, our "independent auditor") is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors and oversees these processes and reports to our Board of Directors with respect to its findings.

        In order to fulfill its monitoring and oversight duties, the Audit Committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2011 with both management and the independent registered public accounting firm, Hein & Associates LLP, and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor the independent auditor's independence.

        The audit committee discussed with our independent auditors, the overall scope and plans for the audit. We met with our independent auditors, with and without management, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

        Based on the forgoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended June 30, 2011 be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for filing with the Securities and Exchange Commission. The Board of Directors approved such inclusion.

        Respectfully submitted by the Audit Committee,

    Mr. Gene G. Stoever, Chairman
    Mr. Edward J. DiPaolo
    Mr. William E. Dozier

  Compensation Committee

        The Compensation Committee is authorized to review annual salaries and bonuses of our executive officers and has the authority to determine the recipients of options and stock awards, the time or times at which options and stock awards shall be granted, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our stock plan. In addition, the Compensation Committee recommends to the full Board the compensation of our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee has the authority to engage independent compensation consultants or legal advisers when determined by the Committee to be necessary or appropriate. The members of the Compensation Committee consist of Mr. Dozier, Chairman and Messrs. DiPaolo. A copy of the written charter adopted by the Board of Directors for the Compensation Committee and as currently in effect is included on our website, http://www.evolutionpetroleum.com/company_governance.html. All members of the Compensation Committee are "independent," as such term is defined in the listing standards for companies listed on the NYSE Amex. The Compensation Committee met one time during fiscal year 2011.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee, the members of which are Mr. DiPaolo, who serves as Chairman, and Messrs. Stoever and Loyd, is responsible for identifying, screening, and recommending qualified candidates to serve on our Board of Directors and providing guidance and policy on corporate governance. A copy of the written charter adopted by the Board of Directors for the Committee and as currently in effect is included on our website, http://www.evolutionpetroleum.com/company_governance.html. Pursuant to its charter, the Committee is directed, among other things, to: develop and recommend to the Board specific guidelines and criteria for selecting nominees to the Board; formulate a process to identify and evaluate candidates to be recommended; review periodically compensation programs for non-employee directors and make recommendations for changes when appropriate; and evaluate the performance of incumbent members of the Board to determine whether to recommend such persons for re-election. All three members of the nominating committee are "independent" as defined in the listing standards for companies listed on the NYSE Amex.

        It is our policy that the Committee consider recommendations for the nomination of directors submitted by our stockholders. All such stockholder nominating recommendations must be in writing, addressed to the Nominating Committee, care of the Corporate Secretary at Evolution Petroleum Corporation, 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. Stockholders wishing to recommend nominees for election as directors at an annual meeting should submit such recommendation, together with any relevant information that they wish the Nominating Committee to consider, to the Corporate Secretary no later than 120 days prior to the date of the notice of annual meeting released to stockholders in connection with the current year's annual meeting. The stockholder's nomination notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment and business experience of the person for at least the previous five years; (c) the class and number of shares of our capital stock which are beneficially owned by the person; and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act; and (ii) as to the stockholder giving the notice: (a) the name and record address of the stockholder; and (b) the class and number of shares of our capital stock which is beneficially owned by the stockholder. Such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

        The Committee has determined that, at the minimum, nominees for directorship should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a board representing diverse experience in areas that are relevant to the Company's business activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the Board for an extended period of time.

        Prior to nominating a candidate for election to the Board, the Committee will review the qualifications of each candidate. The Committee does not have a formal policy with regard to considering diversity in its identification of director candidates; however, the Committee does consider diversity in business and professional experience, education, and background that can benefit us by increasing the range of skills and perspectives available to our Board of Directors. Members will be selected without regard to race, gender, religious belief, ancestry, national origin or disability. Our Board of Directors believes that adherence to these principles will provide an environment and practices that will yield the best return for our stockholders. Each director is expected to act as the lead director in their respective area of expertise.

        Final candidates may be interviewed by the Company's Chairman of the Board and one or more other Committee members. The Committee will then make a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information.

        In determining whether to nominate an incumbent director for reelection, the Committee will evaluate each incumbent's continued service, in light of the Board's collective requirements, at the time such Director comes up for reelection.

        In determining whether to include a stockholder nominee in the Board's slate of nominees, the Committee will consider all information relevant in their business judgment to the decision of whether to nominate the particular candidate for a Board seat, taking into account the current composition of the Company's Board.

        In addition to the foregoing, stockholders may nominate directors for election without consideration by the Committee so long as we are provided with proper notice of such nomination, which notice includes all the information required pursuant to Regulation 14A under the Exchange Act including the consent to serve as a director. The Nominating Committee met once during 2011.

  Annual Meeting Attendance

        We do not have a policy requiring members of our Board of Directors to attend annual meetings of our stockholders.

  Leadership Structure of the Board

        As prescribed by our bylaws, the Chairman of our Board of Directors has the power to preside at all meetings of the Board. Robert S. Herlin, our Chief Executive Officer and President, serves as the Chairman of our Board of Directors. Although we do not have a lead independent director and our Board believes that the combination of the Chairman and Chief Executive Officer positions is appropriate for our company in the current circumstances, there is no corporate policy requiring those positions to be held by the same person. Each Director is considered to be the lead director in their individual area of expertise.

        Our Chief Executive Officer is appointed by the Board to manage our daily affairs and operations. We believe that Mr. Herlin's extensive industry experience and direct involvement in our operations make him best suited to serve as Chairman in order to (i) lead the Board in productive, strategic planning, (ii) determine necessary and appropriate agenda items for meetings of the Board with input from both our independent directors and management, and (iii) determine and manage the amount of time and information devoted to discussion and analysis of agenda items and other matters that may come before the Board. Our Board structure also fosters strong oversight by our independent directors, each of whom acts as the lead director in their area of industry expertise. Mr. Herlin is the only member of management who serves on the Board, and all of the other directors are fully independent. Each of the committees of the Board is chaired by an independent director.

  Meetings of Non-Management Directors

        Our non-management Board members regularly meet in executive session outside the presence of management, generally at each Board meeting. Because there are only five non-management directors that meet in the executive sessions, they have determined that is not necessary to appoint a "lead director" to preside over such sessions. Any of the non-management directors is permitted to raise any item for discussion. These executive sessions may be attended by our outside legal counsel, who is responsible for providing feedback regarding these meetings to the Chairman and serving as a liaison between the non-management directors and the Chairman. The Board believes that this informal approach is appropriate and effective due to the size of our Board and effectively complements our combined Chief Executive Officer/Chairman structure.

  Risk Oversight

        The Board considers oversight of our risk management efforts to be a responsibility of the entire Board. The Board's role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to us, including but not limited to operational, financial, personnel, information technology, environmental, legal and regulatory, strategic and reputational risks. The full Board receives these reports to enable the Board to understand our risk identification, risk management, and risk mitigation strategies. The Board also makes risk management an integral part of our annual strategic planning process, which addresses, among other things, the risks and opportunities facing us.

  Transactions with Related Parties

        Laird Q. Cagan, a member of our Board of Directors, is a Managing Director and co-owner of Cagan McAfee Capital Partners, LLC ("CMCP"). CMCP has performed financial advisory services to us pursuant to a written agreement amended in December 2008. Also pursuant to the Agreement, Mr. Cagan, as a registered representative of Colorado Financial Services Corporation and as a partner of CMCP, could serve as our placement agent in private equity financings, wherein CMCP could earn cash fees equal to 8% of gross equity proceeds, declining to 4% subject to the amount of equity raised through CMCP, and a fixed 4% warrant fee. Neither Mr. Cagan nor CMCP have received any compensation for advisory services since December 2008, or for placement services since May 2006. On March 31, 2011, 58,350 shares of common stock were issued to Mr. Cagan through a net cashless exercise of placement warrants. The placement warrants, which were issued to Mr. Cagan in 2004 in connection with a financing transaction, gave Mr. Cagan the right to purchase 66,943 shares, with a weighted average exercise price of $1.00 per share.

        The Company has adopted policies and procedures for approval of related party transactions (a "Transaction"), which is set forth in our Code of Business Conduct and Ethics. The Audit Committee and the Board of Directors will be responsible for approving and negotiating the terms of such a proposed Transaction. If a Transaction involves a corporate opportunity, such opportunity must have been approved in writing by the Board. The Board has the authority to approve or disapprove the use of the rejected corporate opportunity by the individual who wants to utilize the opportunity that the Company has rejected. The Company will make all required disclosures as appropriate in its periodic or special filings.

  Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including the principal executive officer, principal financial officer and principal accounting officer. It covers all areas of professional conduct, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to Evolution's business.

        Confidential and anonymous reports of suspected or actual violations of our Code of Ethics should be directed to our Compliance Officer, Sterling H. McDonald, either by writing to him at 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042, or by calling him at (713) 935-0122. Reports of such violations would include, among other things:

  •
  accounting practices, internal accounting controls, or auditing matters and procedures;

  •
  theft or fraud of any amount;

  •
  insider trading;

  •
  performance and execution of contracts;

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  conflicts of interest;

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  violations of securities and antitrust laws; and

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  violations of the Foreign Corrupt Practices Act.

        You can access the latest copy of our Code of Business Conduct and Ethics on our website, http://www.evolutionpetroleum.com/company_governance.html. Or, to obtain a copy of Evolution's Code of Business Conduct and Ethics, without charge, any person may submit a written request to Evolution Petroleum Corporation, c/o Corporate Secretary, 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042.

  Legal Proceedings

        Currently, no director or executive officer, to our knowledge, is a party to any material legal proceeding adverse to the interests of the Company. Additionally, no director or executive officer has a material interest in a material proceeding adverse to the Company.

  Stockholder Communications with the Board

        Any stockholder can communicate with all directors or with specified directors by sending correspondence to our Corporate Secretary at 2500 CityWest Boulevard, Suite 1300, Houston, Texas 77042. All such letters will be forwarded to the entire Board or to the Director(s) specified by the stockholder.

 STOCKHOLDER PROPOSALS

        At the Annual Meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. The Board of Directors may also submit other matters to the stockholders for action at the Annual Meeting. Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Exchange Act at our next annual meeting of stockholders to be held in 2012 must be received by Evolution Petroleum Corporation not less than one hundred twenty (120) calendar days prior to October 28, 2012. Only proposals conforming to the requirements of Rule 14a-8 of the Exchange Act that are timely received by the Company will be included in the Proxy Statement and Proxy in 2012. Any such proposal should be directed to our Secretary at our principal executive offices located at 2500 CityWest Boulevard, Suite 1300 Houston, Texas 77042.

IMPORTANT VOTING INFORMATION

NEW SEC RULES CONCERNING THE ELECTION OF DIRECTORS

        If you hold your shares through a broker, bank or other financial institution, the U.S. Securities and Exchange Commission recently implemented a rule that changes the manner in which your vote in the election of directors will be handled at our upcoming 2011 Annual Meeting. Stockholders who hold shares of our common stock through a broker, bank or other financial institution receive proxy materials before each stockholder meeting.

        In the past, if you did not transmit your voting instructions before the stockholder meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine.

  New Rules for Stockholder Voting

        Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.

  Your Participation in Voting the Shares You Own Is Important

        Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our company's future.

  More Information Is Available

        If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.

 OTHER MATTERS

  Miscellaneous

        Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

  Annual Report

        A copy of the Company's Annual Report on Form 10-K without exhibits, for the fiscal year ended June 30, 2011 filed with the Securities and Exchange Commission accompanies this Proxy Statement. Copies of the Form 10-K exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: Evolution Petroleum Corporation, 2500 CityWest Boulevard, Suite 1300 Houston, Texas 77042, Attention: Corporate Secretary.

  Householding and Combining Accounts

        We may deliver only one proxy statement and annual report to an address shared by multiple stockholders unless we receive contrary instructions from one or more of the stockholders. Any stockholder at a shared address to which a single copy of the proxy statement and annual report have been sent who would like an additional copy of this proxy statement and annual report or future copies of proxy statements and annual reports may make a written or oral request to: Continental Stock Transfer & Trust Company, 17 Battery Place New York, NY 10004, (212) 509-4000.

        Similarly, any stockholders sharing an address and currently receiving multiple copies of proxy statements and annual reports may request that only a single copy of a proxy statement and annual report be delivered to them in the future. In addition, any stockholder with multiple accounts (receiving multiple proxy cards) who wishes to consolidate the stockholder's shares into a single account can do so by contacting Continental at the address and telephone number above.

By Order of the Board of Directors,

/s/ STERLING H. MCDONALD Sterling H. McDonald Vice President, Chief Financial Officer And Treasurer
Houston, Texas October 28, 2011

 Annex A

AMENDMENT TO
EVOLUTION PETROLEUM CORPORATION
AMENDED AND RESTATED
2004 STOCK PLAN

Pursuant to Section 16 of the Evolution Petroleum Corporation Amended and Restated Stock Plan (the "Plan"), the Board of Directors (the "Board") of Evolution Petroleum Corporation (the "Corporation") hereby amends the Plan, subject to the approval of the Corporation's stockholders. This Amendment to the Evolution Petroleum Corporation Amended and Restated Stock Plan (the "Amendment") is effective as of the date of shareholder approval as provided in Section 3 hereof.

1.
PURPOSE OF THE AMENDMENT

The Corporation wishes to amend the Plan to increase the aggregate number of Shares that may be granted under the Plan.

2.
AMENDMENT

Section 6 of the Plan is hereby amended and restated in its entirety to read as follows

  6
  STOCK

  The stock issued to Purchasers or subject to Options granted under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares that may be issued under the Plan shall not exceed 6,500,000 Shares (5,500,000 of which were authorized under the amended and restated Plan prior to this amendment). The number of Shares subject to Options or other rights outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. In the event that any outstanding Option or other right for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option or other right may again be made subject to an Option or other right. No eligible person shall be granted Options or other rights during any 12-month period covering more than 500,000 Shares. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 14 hereof upon the occurrence of an event specified in that Section.

This Amendment amends only the provision of the Plan as noted above, and those provisions not expressly amended herein shall be considered in full force and effect. Notwithstanding the foregoing, this Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Amendment.

3.
APPROVAL OF STOCKHOLDERS

This Amendment was adopted by the Board on October 27, 2011, and is subject to approval by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present or by an action by written consent no later than December 5, 2011.

4.
EXECUTION

To record the adoption of this Amendment by the Board on October 27, 2011, the Corporation has caused an authorized officer to affix the Corporate name hereto.

EVOLUTION PETROLEUM CORPORATION
By:	/s/ ROBERT S. HERLIN
Robert S. Herlin, Chairman, Chief Executive Officer and President

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS EVOLUTION PETROLEUM CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2011 The undersigned hereby appoints Robert S. Herlin and Sterling H. McDonald, or either of them, as proxies, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Evolution Petroleum Corporation, held of record by the undersigned on October 21, 2011 at the Annual Meeting of Stockholders to be held at the Company’s offices at 2500 CityWest Boulevard, Suite 1300 Houston, TX 77042 on Monday, December 5, 2011, at 10 a.m. (local time), or any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the instructions specified on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. THE PROXIES NAMED ABOVE ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Continued, and to be marked, dated and signed, on the other side) . FOLD AND DETACH HERE AND READ THE REVERSE SIDE .

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1, 2, and 3. I understand that I may revoke this Proxy only by: (i) written instructions to that effect, signed and dated by me, which must be actually received by the Corporate Secretary prior to the commencement of the Annual Meeting; (ii) properly submitting to the Company a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and voting in person. PROXY Please mark your votes like this X COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature if Held Jointly Date: Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a Partnership, sign in the name of the Partnership name by an authorized person. Please mark, sign, and date and return the Proxy promptly using the enclosed envelope. 1. For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld. Nominees: Laird Q. Cagan, Edward J. DiPaolo, William E. Dozier, Robert S. Herlin, Kelly W. Loyd and Gene G. Stoever 3. To ratify the appointment of Hein & Associates, LLP, an independent registered public accounting firm, as independent auditors of the Company for the fiscal year ending June 30, 2012. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. FOR ALL NOMINEES WITHHOLDAUTHORITY FOR ALL NOMINEES FOR AGAINST ABSTAIN FOR ALL NOMINEES EXCEPT ANNUAL MEETING OF STOCKHOLDERS OF EVOLUTION PETROLEUM CORPORATION December 5, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card are available at - www.evolutionpetroleum.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. . PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. . 2. To amend the Company’s Amended and Restated 2004 stock plan to increase the number of shares available for issuance in the Plan. FOR AGAINST ABSTAIN (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

QuickLinks

PROPOSAL I ELECTION OF DIRECTORS
PROPOSAL II PROPOSAL TO INCREASE THE SHARES RESERVED FOR USE UNDER THE 2004 STOCK PLAN
PROPOSAL III PROPOSAL TO RATIFY THE APPOINTMENT OF HEIN & ASSOCIATES LLP, AS OUR COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2012
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
CORPORATE GOVERNANCE
Audit Committee Report
STOCKHOLDER PROPOSALS
IMPORTANT VOTING INFORMATION NEW SEC RULES CONCERNING THE ELECTION OF DIRECTORS
OTHER MATTERS
  Annex A
AMENDMENT TO EVOLUTION PETROLEUM CORPORATION AMENDED AND RESTATED 2004 STOCK PLAN